UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

UNITED CONTINENTAL HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-06033 001-10323	36-2675207 74-2099724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

233 S. Wacker Drive, Chicago, IL 233 S. Wacker Drive, Chicago, IL	60606 60606

(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Munoz

On September 8, 2015, United Continental Holdings, Inc. (the “Company”), the parent company of United Airlines, Inc. (“United”), announced that it has named Oscar Munoz as President and Chief Executive Officer.  Mr. Munoz will also continue to serve on the Company’s Board of Directors (the “Board”).  The Company also appointed current board member Henry L. Meyer, the Company’s lead independent director, to serve as non-executive Chairman of the Board.  The Company also announced that Jeffery A. Smisek has stepped down from his roles as Chairman, Chief Executive Officer and President, and as a director.  These changes are effective immediately.

Mr. Munoz, 56, has served as President and Chief Operating Officer of CSX Corporation since February 2015, overseeing operations, sales and marketing, human resources, service design and information technology.  Prior to his appointment as President and Chief Operating Officer of CSX Corporation, Mr. Munoz served as Executive Vice President and Chief Operating Officer of CSX Transportation from January 2012 to February 2015 and as Executive Vice President and Chief Financial Officer of CSX Corporation from 2003-2012.  Mr. Munoz has been a director of the Company and Chairman of the Audit Committee of the Board since 2010.  Mr. Munoz will no longer serve as Chairman of the Audit Committee of the Board in light of his new role.

The terms of Mr. Munoz’s compensation as President and Chief Executive Officer have not yet been finalized.  The Company will file an amendment to this Form 8-K once such terms have been finalized.

Separation Agreement with Mr. Smisek

Mr. Smisek and the Companies (as defined in the Separation Agreement) entered into a Separation Agreement and General Release dated September 8, 2015 (the “Separation Agreement” and such date, the “Separation Date”) in connection with Mr. Smisek stepping down from the Companies and the Board.  The Separation Agreement provides, among other things:

•

Accrued Obligations and Vested Benefits. Mr. Smisek shall receive all obligations and benefits that have accrued or vested prior to the Separation Date, including salary, reimbursement of business expenses and payment for earned but unused vacation days. Mr. Smisek will also receive payments or have rights under certain plans in which Mr. Smisek is vested as of the Separation Date, in accordance with the terms of such plans.

•	Separation Payment. Mr. Smisek will receive a separation payment in the amount of $4,875,000, payable as a lump sum in cash (the “Separation Payment”).
•

Annual Incentive Award. Mr. Smisek will remain eligible for a pro-rated (based on the number of days elapsed in 2015 prior to the Separation Date) annual cash incentive award for fiscal year 2015, payable (if at all) at the same time as annual cash incentive awards are paid to senior management (but no later than March 15, 2016), based on whether the Company achieves certain performance targets.

•

LTRP Awards and PRSU Awards. Mr. Smisek will retain a portion of his outstanding awards for fiscal years 2013, 2014 and 2015 pursuant to the Company’s Long-Term Relative Performance Program and Performance-Based RSU Program. In particular, Mr. Smisek will remain eligible for a pro-rated cash payment (based on the number of days elapsed in the respective performance period prior to the Separation Date) under each such award, at the same time as payments (if any) are made to other participants under the respective program, based on whether the Company achieves certain performance targets.

•

Restricted Share Awards. Based on time served by Mr. Smisek in the respective performance periods under his Restricted Share Awards for fiscal years 2013, 2014 and 2015, the Company will vest and deliver to Mr. Smisek a total of 60,746 shares of the Company’s common stock (the “Vested Restricted Shares”).

•

Continued Benefits. Mr. Smisek and his eligible dependents will be provided continued coverage under the Company’s welfare benefit plans until he becomes eligible for Medicare coverage under applicable law (but in no event beyond age 65), plus tax indemnification payments on any income imputed to him from such coverage. Mr. Smisek will also receive flight benefits (plus tax indemnification payments on such flight benefits) and parking privileges for the remainder of his lifetime. The Company will also transfer to Mr. Smisek the title to his current Company vehicle.
•

General Release.  Mr. Smisek released and discharged the Companies and certain of their related parties from any and all claims arising or occurring prior to and including the date of his execution of the Separation Agreement.

•

Restrictive Covenants.  Mr. Smisek will hold in strict confidence any confidential information related to the Companies.  He will be subject to two-year post-employment covenants not to compete and not to solicit employees or clients of the Companies.  Mr. Smisek also agreed to be subject to a non-disparagement covenant.

•

Cooperation.  Mr. Smisek agreed to cooperate fully with the Companies in the defense, prosecution or conduct of any claims or investigations which relate to events or occurrences that transpired while Mr. Smisek was employed by the Companies.

•

Clawback.  The Companies may terminate and require repayment of certain severance payments and benefits provided to Mr. Smisek (including the Separation Payment and the Vested Restricted Shares) if (i) the Companies determine that Mr. Smisek has failed to comply with the cooperation provisions of the Separation Agreement, and Mr. Smisek has failed to remedy any such failure within five days of his receipt of written notice from the Companies of their determination that he has failed to so comply or (ii) Mr. Smisek is convicted or pleads guilty or nolo contendere to any felony or any crime involving moral turpitude which conviction or plea relates to or arises from Mr. Smisek’s service with the Companies.

The foregoing summary description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

A copy of the Company’s press release announcing the appointment of Mr. Munoz and that Mr. Smisek has stepped down from the Companies is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01           Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description

10.1	Separation Agreement, dated as of September 8, 2015, among the United Continental Holdings, Inc., United Airlines, Inc. and Jeffery A. Smisek.

99.1	Press Release dated September 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC. UNITED AIRLINES, INC.

By: /s/ Brett J. Hart
Name: Brett J. Hart
Title: Executive Vice President and General Counsel

Dated: September 8, 2015